As filed with the Securities and Exchange Commission on November 12, 1998
                                                Registration No. _______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                         CROWN CORK & SEAL COMPANY, INC.
             (Exact name of registrant as specified in its charter)

 Pennsylvania               One Crown Way                      23-1526444
(State or other            Philadelphia,  PA 19154-4599    (I.R.S.  Employer
jurisdiction of      (Address,  including  zip code,        Identification No.)
incorporation or      of PrincipalExecutive Offices)
organization)
                              --------------------
                        CROWN CORK & SEAL COMPANY, INC.
                  1997 STOCK-BASED INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                              --------------------
                                                            Copies to:

     Richard L. Krzyzanowski, Esq.                 Thomas A. Ralph, Esq.
     Crown Cork & Seal Company, Inc.              William G. Lawlor, Esq.
          One Crown Way                           Dechert Price & Rhoads
     Philadelphia, PA 19154                       4000 Bell Atlantic Tower
(Name and address of agent for service)              1717 Arch Street
          (215) 698-5208                          Philadelphia, PA 19103
(Telephone number, including area code,              (215) 994-4000
 of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
                                      Proposed   Proposed
Title of                              Maximum    Maximum
Securities          Amount            Offering   Aggregate        Amount of
to be               to be             Price Per  Offering         Registration
Registered          Registered        Share (1)  Price(1)         Fee
--------------------------------------------------------------------------------
Common Stock,       5,000,000 shares   $35.50    $177,500,000.00  $52,362.50
$5.00 par value(2)
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $35.50 per share, the average high and low prices of Common Stock, par value $5.00 per share ("Common Stock"), of Crown Cork & Seal Company, Inc. as reported on the New York Stock Exchange on November 6, 1998.

(2) Includes associated Rights to purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Crown Cork & Seal Company, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") (File No. 1-2227) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

          (i)      The Company's Annual Report on Form 10-K filed on
                   March 31, 1998 for the fiscal year ended December 31,1997;

          (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998,
                   filed  on  May  15,   1998  and  August   13,   1998,
                   respectively; and

          (iii) The Company's Registration Statements on Form 8-B filed on May 2, 1989 with respect to Common Stock, on Form 8-A filed on August 10, 1995 with respect to the Company's Common Stock purchase rights and on Form 8-A filed on February 20, 1996 with respect to the Company's 4.5% Convertible Preferred Stock.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are hereby incorporated by reference herein and shall be deemed to be a part hereof from the dates of filing of such reports or other documents. Any statement contained in a report or other document incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed report or other document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Certain statements contained herein and in the related prospectus or incorporated by reference herein or in the related prospectus constitute forward-looking statements as such term is defined in
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Certain factors discussed herein and in the related prospectus or in the Company's Exchange Act filings with the SEC, including the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, could cause actual results to differ materially from those in the forward-looking statements.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), Pennsylvania corporations, such as the Company, have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation's bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorney's fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

         Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The PBCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability as described above.

         The Company's Bylaws provide that the Company shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, against all liability, loss and expense (including attorney's fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of the Company. The Company's Bylaws also provide that expenses incurred by a director or officer in defending (or acting as a witness in) a proceeding may (and, following a "change in control of the Company" shall) be paid by the Company in advance of the final disposition of such proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company under applicable law. Additionally, the Company's Bylaws limit directors' personal liability for monetary damages for any action taken, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of his or her office under the PBCL's standard of care and justifiable reliance provisions and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, these provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The Company has purchased directors and officers'liability insurance covering certain liabilities which may be incurred by the officers and directors of the Registrant in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith:

  Exhibit                                Document
  -------                                --------
    No.
    ---
    4.1 Crown Cork & Seal Company, Inc. 1997 Stock-Based Incentive Compensation Plan (incorporated by reference to Exhibit 10.F of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (SEC File No. 1-2227)).

    5.1 Opinion of Dechert Price & Rhoads as to the legality of securities being registered.

   23.1       Consent of  PricewaterhouseCoopers  LLP.

   23.2 Consent of Dechert Price & Rhoads (contained in opinion filed as Exhibit 5.1 to this Registration Statement).

   24.1       Power of Attorney (included on Signature Page).

Item 9.  Undertakings.

         The Company hereby undertakes:

         (1)      to file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement;

                  (i) to include any prospectus required by Section 10(a)(3)of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 11, 1998.

                                            Crown Cork & Seal Company, Inc.



                                            By:  /s/ William J. Avery
                                                     William J. Avery
                                            Title:   Chairman of the Board
                                                     and Chief Executive Officer




                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes William J. Avery, Alan W. Rutherford and Richard L. Krzyzanowski, and each of them, his/her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and indicated on November 11, 1998.


Signature                      Title

/s/ William J. Avery       Chairman of the Board and Chief Executive Officer
William J. Avery           (Principal Executive Officer)

/s/ Alan W. Rutherford     Executive Vice President, Chief Financial Officer and
Alan W. Rutherford         Director (Principal Financial Officer)

/s/ Timothy J. Donahue     Senior Vice President and Corporate Controller
Timothy J. Donahue         (Principal Accounting Officer)

/s/ Henry E. Butwel        Director
Henry E. Butwel

/s/ Charles F. Casey       Director
Charles F. Casey

/s/ John W. Conway         Director
John W. Conway

__________________________ Director
Francis X. Dalton

/s/ Tommy H. Karlsson      Director
Tommy H. Karlsson

/s/Richard L. Krzyzanowski Director
Richard L. Krzyzanowski

/s/Josephine C. Mandeville Director
Josephine C. Mandeville

/s/ Michael J. McKenna     Director
Michael J. McKenna

__________________________ Director
Jean-Pierre Rosso

__________________________ Director
Harold A. Sorgenti

/s/ Guy de Wouters         Director
Guy de Wouters

/s/ Thomas A. Ralph        Director
Thomas A. Ralph

                                  EXHIBIT INDEX
                                  -------------
  Exhibit                                Document
  -------                                --------
    No.
    ---
    4.1 Crown Cork & Seal Company, Inc. 1997 Stock-Based Incentive Compensation Plan (incorporated by reference to Exhibit 10.F of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (SEC File No. 1-2227)).

    5.1 Opinion of Dechert Price & Rhoads as to the legality of securities being registered.

   23.1       Consent of  PricewaterhouseCoopers  LLP.

   23.2       Consent of Dechert  Price & Rhoads (contained  in opinion filed as
              Exhibit 5.1 to this Registration Statement).

   24.1       Power of Attorney (included on Signature Page).